Exhibit 1.1

NANO-X IMAGING LTD

Ordinary Shares
Underwriting Agreement

[ ● ], 2021

Cantor Fitzgerald & Co.

As Representative of the
several Underwriters listed
in Schedule 1 hereto

c/o Cantor Fitzgerald & Co.
110 East 59th Street, 4th Floor
New York, NY 10022

Ladies and Gentlemen:

Certain shareholders named in Schedule 2 hereto (the “Selling Shareholders”) of NANO-X IMAGING LTD, a company organized under the laws of the State of Israel (the “Company”), propose to sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of [ ● ] ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”), of the Company (the “Shares”).

The Company and the Selling Shareholders, severally and not jointly, hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.          Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-[ ● ]), including a prospectus, relating to the Shares.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement.” As used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [ ● ], 2021 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [ ● ] A/P.M., New York City time, on [ ● ], 2021.

2.          Purchase of the Shares.

(a)         Each of the Selling Shareholders agrees, severally and not jointly to sell the Shares to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $[ ● ] (the “Purchase Price”) from each of the Selling Shareholders the number of Shares as set forth opposite their respective names in Schedule 2 hereto.

(b)          The Selling Shareholders understand that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package.  The Selling Shareholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)          Each of the Selling Shareholders acknowledge and agree that the amounts payable to such Selling Shareholder pursuant to this Agreement may be subject to withholding at source in accordance with the terms of the Paying Agent Agreement by and between the Company, the Representative, and ESOP Management and Trust Services Ltd., dated [ ● ], 2021)(the “Paying Agent Agreement”).

(d)          Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified in the Paying Agent Agreement or to such other account as may be agreed in writing by the Attorneys-in-Fact and the Representative (the “Account”) at the offices of Latham & Watkins LLP, counsel for the Underwriters, at 200 Clarendon Street, Boston, MA 02116, at 10:00 A.M. New York City time on [ ● ], 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Attorneys-in-Fact may agree upon in writing. Transfer to the Account by the Underwriters of the price for the Shares (less any deductions permitted pursuant to this Agreement and the Paying Agent Agreement) shall constitute full and final satisfaction of the Underwriter’s payment obligations to the Selling Shareholders pursuant to this Agreement. The time and date of such payment for the Shares is referred to herein as the “Closing Date.”

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Shareholders.  Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(e)          Each of the Company and each Selling Shareholder acknowledges and agrees that the Representative and the other Underwriters are each acting as principal and solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of Shares contemplated hereby (including in connection with determining the offering price of the Shares, the other terms of the offering and any interaction that the Underwriters have with the Company, the Selling Shareholders and/or their respective representatives or agents in relation to the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person.  With respect to any natural person Selling Shareholder, the interactions engaged in with respect to this Agreement or the transactions contemplated hereby between the Underwriters, on the one hand, and any such Selling Shareholder and its representatives or agents, on the other, will not be deemed to form a relationship with such Selling Shareholder that would require the Representative or any other Underwriter to treat the Selling Shareholder as a “retail customer” for purposes of Regulation Best Interest (“Reg BI”) pursuant to Rule 15l-1 of the Securities Exchange Act of 1934 (the “Exchange Act”), or a “retail investor” for purposes of Form CRS (“Form CRS”) pursuant to Rule 17a-14 of the Exchange Act.  Additionally, neither the Representative nor any other Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and each shall be responsible for making their own independent investigation and appraisal of the transactions or other matters addressed herein or contemplated hereby, and neither the Representative nor the other Underwriters shall have any responsibility or liability to the Company or the Selling Shareholders with respect thereto.  Any review by the Representative and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholders. The Company specifically acknowledges and agrees that in any and all discussions with the Representative or the other Underwriters in connection with this Agreement and the matters contemplated hereby, that the Representative and the other Underwriters are providing services solely to the Company and all such employees, officers or directors of the Company engaged in such discussions are acting solely as representatives of the Company not in their individual or personal capacity as potential selling shareholders or as representatives of the Selling Shareholders (or any individual Selling Shareholder), and that any view expressed or recommendation that may be deemed to be made by the Representative or the other Underwriters is expressed or made solely to and for the benefit of the Company.  Moreover, each Selling Shareholder acknowledges and agrees that, although the Representative or another Underwriter may provide certain Selling Shareholders with certain Reg BI and/or Form CRS disclosures in connection with the offering of the Shares or otherwise, the Representative and the other Underwriters are not making and have not made a recommendation to any Selling Shareholder (including any Selling Shareholder that may have received the aforementioned disclosures) to participate in the offering of the Shares, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representative or any other Underwriter is making such a recommendation or is assuming any type of obligation under Reg BI or Form CRS in respect of any such Selling Shareholder in connection with the offering of the Shares or this Agreement.

3.          Representations and Warranties of the Company.  In addition to any other representation contained herein, the Company represents and warrants to each Underwriter and the Selling Shareholders that:

(a)          Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof, or (ii) Selling Shareholder Information (as defined below).

(b)          Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof, or (ii) the Selling Shareholder Information.  No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)          Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representative.  Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof, or (ii) the Selling Shareholder Information.

(d)          Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)          Testing-the-Waters Materials.  The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.  Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof, or (ii) the Selling Shareholder Information.

(g)          Financial Statements.  The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby (“GAAP”); and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(h)         No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the share capital (other than the issuance of Ordinary Shares upon exercise of options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), any material change in short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse change, or any development that could reasonably be expected to result in a material adverse change in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material, to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)          Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization (to the extent such concept is applicable in such jurisdiction), are duly qualified to do business and are in good standing in each jurisdiction (to the extent such concept is applicable in such jurisdiction) in which their respective ownership or lease of property or the conduct of their respective businesses as currently conducted requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. The subsidiaries listed in Schedule 3 to this Agreement are the only subsidiaries of the Company. The Company has not been designated as a “breaching company” (within the meaning of the Israeli Companies Law, 5759‑1999, and the rules and regulations promulgated thereunder (the “Companies Law”)) by the Registrar of Companies of the State of Israel. The certificate of incorporation, and the articles of association of the Company comply with the requirements of applicable Israeli law and are in full force and effect.

(j)          Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization.” All of the outstanding shares of the Company (including the Shares to be sold by the Selling Shareholders) have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any pre-emptive or similar rights and were issued in compliance with all applicable laws, including the Companies Law and the Israeli Securities Law 5728-1968 (the "Israeli Securities Law"). Except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)          Directors. All of the directors of the Company have been duly appointed in compliance with the Companies Law and the Israeli Securities Law.

(l)          Stock Options.  With respect to the share options and other equity incentive awards (the “Stock Options”) granted pursuant to the share-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) no Stock Option has been granted that is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) each Stock Option intended to qualify for the “capital gains track” of Section 102 of the Israel Tax Ordinance so qualifies, (iii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iv) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(m)          Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(n)          Underwriting Agreement. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. All corporate approvals on the part of the Company, including, to the extent applicable, under Chapter 5 of Part VI of the Companies Law, for the execution and delivery by the Company of this Agreement and the performance of the Company’s obligations hereunder have been obtained. This Agreement has been duly authorized, executed and delivered by the Company.

(o)          Descriptions of the Underwriting Agreement.  This Agreement conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)          No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q)          No Conflicts.  The execution, delivery and performance by the Company of this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r)          No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, except for (i) the registration of the Shares under the Securities Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or made prior to the date of this Agreement and remain in full force and effect and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(s)          Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may reasonably be expected to become a party or to which any property of the Company or any of its subsidiaries is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t)          Independent Accountants.  Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u)          Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)          Intellectual Property.  (i) The Company and its subsidiaries own (free and clear of all liens, security interests or encumbrances, other than licenses or other grants of rights to use Intellectual Property), or have a license to, all patents, patent applications, patent rights, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) currently used in the conduct of their respective businesses (except where such failure to own or possess such rights would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) and all issued or registered Intellectual Property that is owned by the Company or its subsidiaries is subsisting, and to the knowledge of the Company, valid and enforceable (except where such failure to be subsisting, valid or enforceable would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect); (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property or contractual rights of any person, except as would not be reasonably expected, individually, or in the aggregate, to have a Material Adverse Effect; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property, which claim, if determined adversely to the Company or its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iv) to the knowledge of the Company, no Intellectual Property that is owned by the Company or its subsidiaries and material to the conduct of the Company’s or its subsidiaries’ respective businesses is being infringed, misappropriated or otherwise violated by any person; (v) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no Actions pending, or to the knowledge of the Company, threatened against the Company or its subsidiaries relating to Intellectual Property that, if determined adversely to the Company or its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (vi) the Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries, as applicable, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the Company’s knowledge, all such agreements are in full force and effect; and (vii) the Company and its subsidiaries take reasonable steps (x) to protect, maintain and safeguard trade secrets and confidential information included in their Intellectual Property and (y) to require all of their current employees and contractors (A) with access to trade secrets and confidential information to execute non-disclosure and confidentiality agreements with the Company or its subsidiaries, as applicable, and (B) who have been involved in the creation, invention or development of material Intellectual Property for or on behalf of the Company or its subsidiaries to assign in writing to the Company or its subsidiaries, as applicable, all of their rights therein.

(w)          Research Studies and Trials. The research studies and trials conducted by, on behalf of, or sponsored by, the Company that are described in the Registration Statement, the Pricing Disclosure Package or the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with all applicable Health Care Laws (as defined below); the Company has no knowledge of any research studies or clinical trials not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus the results of which reasonably call into question in any material respect the results of the research studies and clinical trials described in the Registration Statement, the Pricing Disclosure Package or Prospectus; and the Company has not received any written notices or correspondence from the U.S. Food and Drug Administration (“FDA”) or any other foreign (including Israeli), state or local governmental body exercising comparable authority or any institutional review board or comparable authority requiring or threatening the premature termination, suspension, material modification or clinical hold of any research studies or trials conducted by or on behalf of, or sponsored by, the Company that are described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(x)          Regulatory Filings.  Neither the Company nor any of the Subsidiaries has failed to file with the applicable governmental or regulatory authority, the Israeli Securities Authority or any foreign, federal, state, provincial or local Governmental Authority performing functions similar to those performed by such authority, any required filing, declaration, listing, registration, report or submission, excluding any such filing, declaration, listing, registration, report or submission to the FDA or similar authority in any other jurisdiction, except for such failures that could not, individually or in the aggregate, have a Material Adverse Effect. All such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that could not, individually or in the aggregate, have a Material Adverse Effect.

(y)          Compliance with Health Care Laws. The Company and its subsidiaries are, and during the last three years have been, in compliance, and have taken any required and necessary actions to comply, with all Health Care Laws, except where noncompliance would not singly or in the aggregate reasonably be expected to result in a Material Adverse Effect.  For purposes of this Agreement, “Health Care Laws” means all health care laws applicable to the Company or any of its subsidiaries, including, but not limited to: the Federal Food, Drug, and Cosmetic Act, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and any and all other similar state, local, federal or foreign (including Israeli) health care laws and the regulations promulgated pursuant to such laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 820 and all other laws and regulations applicable to ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of the Company’s or any of its subsidiaries’ products, each as amended from time to time. Neither the Company nor any of its subsidiaries has received any Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA, or written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority alleging a material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor any of its subsidiaries is a party to or has ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, none the Company or any of its subsidiaries, or, to the knowledge of the Company, any of its or its subsidiaries’ employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human research study or clinical trial or, to the knowledge of the Company, is subject to an inquiry, investigation, proceeding, or other similar action by any governmental authority that could reasonably be expected to result in debarment, suspension, or exclusion.

(z)          No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(aa)          Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(bb)          Material Tax Considerations.  The statements set forth in the Preliminary Prospectus and the Prospectus under the caption “Material Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters described therein in all material respects as of the date hereof.

(cc)          Taxes. (i) The Company and its subsidiaries have paid all national, regional, local and other taxes and assessments (including any interest and penalties due and payable thereon) required to be paid, and timely filed all income and other tax returns required to be filed through the date hereof, except to the extent that the failure to so pay or file would not reasonably be expected to result in a Material Adverse Effect; and (ii) except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties, income or assets , except for any tax deficiency being contested in good faith (provided that appropriate reserves have been established therefor in accordance with GAAP) or which would not  reasonably be expected to result in a Material Adverse Effect.  Except as set forth in the Paying Agent Agreement with respect to withholding tax, no transaction, stamp or other issuance or transfer taxes or duties, and assuming that the Underwriters are not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, then no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the State of Israel or to any political subdivision or authority thereof or therein in connection with (i) the sale and delivery of the Shares by the Selling Shareholders to the Underwriters, and the initial sale and delivery by the Underwriters of the Shares to purchasers thereof; (ii) the holding or transfer of the Shares; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(dd)          No Transfer Taxes.  Except as described in the Paying Agent Agreement (in respect of withholding tax), the Pricing Disclosure Package and the Prospectus, no documentary, stamp, issue, transfer, registration or other similar taxes or duties (“Stamp Taxes”) are payable by or on behalf of the Underwriters in Israel, Japan or the United States or any political subdivision or taxing authority thereof or therein on or in connection with (i) the purchase by the Underwriters of the Shares in the manner contemplated by this Agreement, (ii) the resale and delivery by the Underwriters of the Shares in the manner contemplated by this Agreement or (iii) the execution and delivery of this Agreement and the consummation of any of the other transactions contemplated hereby.

(ee)          No Approvals Required and No Distribution Taxes.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) no approvals are currently required in Israel or Japan in order for (y) the Company to pay dividends or other distributions declared by the Company to the holders of Shares or (z) the subsidiaries of the Company to pay dividends or other distributions declared by such subsidiary to the Company; and (ii) under current laws and regulations of Israel or Japan and any political subdivision thereof, any amounts payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of Israel or Japan, and no such payments made to the holders thereof or therein who are non-residents of Israel or Japan, as applicable, will be subject to income, withholding or other taxes under laws and regulations of Israel or Japan or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Israel or Japan or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Israel or Japan or any political subdivision or taxing authority thereof or therein.

(ff)          Licenses and Permits.  The Company and its subsidiaries possess all licenses, sub-licenses, certificates, clearances, exemptions, permits, registrations and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign (including Israeli) governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit, registration or authorization or has any reason to believe that any such license, sub-license, certificate, permit, registration or authorization will not be renewed in the ordinary course, except where such revocation or modification or the failure to renew the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(gg)          Israeli Tax Benefits.  The Company has not received or been granted any tax rulings by any Israeli governmental or regulatory authority, including with respect to any “Approved Enterprise,” “Benefited Enterprise,”  “Preferred Enterprise,” “Preferred Technology Enterprise” or “Special Preferred Technology Enterprise” status or benefits (collectively, “Tax Incentive Program”) and by Israeli laws and regulations and has not made any claims for tax benefits relating to any Tax Incentive Program.

(hh)          No Labor Disputes; Labor Matters.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.  The Company and its subsidiaries are in compliance with the labor and employment laws, collective bargaining agreements and extension orders applicable to their employees, except where the failure to be so in compliance has not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All obligations of the Company to provide statutory severance pay to all of its currently engaged employees in Israel (“Israeli Employees”) are in accordance with Section 14 of the Israeli Severance Pay Law, 5723-1963 (the “Severance Pay Law”) and are fully funded or are accrued on the financial statements of the Company, and all such employees have been subject to the provisions of Section 14 of the Severance Pay Law with respect to their entire salary, as defined under the Severance Pay Law, from the date of commencement of their employment with the Company, and the Company has been in full compliance with the requirements for a “Section 14 Arrangement” with respect to severance pay with respect to 100% of such salary for which severance pay may be due under the Severance Pay Law; and all amounts that the Company is required by contract or applicable law either (A) to deduct from Israeli Employees’ salaries or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, advance study fund or other similar funds or insurance or (B) to withhold from its Israeli Employees’ salaries and benefits and to pay to any Israeli governmental authority as required by applicable Israeli tax law, have, in each case, been duly deducted, transferred, withheld and paid, and the Company has no outstanding obligation to make any such deduction, transfer, withholding or payment.

(ii)          Certain Environmental Matters.  (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign (including Israeli) laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, including biohazardous and medical waste, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any use, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, or relating to human exposure to hazardous or toxic substances or wastes and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or to the knowledge of the Company, contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental or regulatory authority is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material adverse effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(jj)          Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste (including biohazardous and medical waste), pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(kk)          Benefit Plans (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, and the laws of Israel; (ii) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan subject to such rules; (iii) no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards required by applicable law, including Section 302 of ERISA or Section 412 of the Code; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan required to be funded exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur with respect to a Plan that is subject to such rules; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); (ix) none of the Company and its subsidiaries has received notice from a governmental or regulatory authority relating to the intention to terminate any Plan or to appoint a trustee or similar official to administer any Plan or alleging the insolvency of any Plan, and (x) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ll)          Disclosure Controls.  The Company and its subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the applicable requirements of the Exchange Act and the Securities Law and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(mm)          Accounting Controls.  The Company and its subsidiaries taken as a whole maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act that are applicable to the Company and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company and its subsidiaries taken as a whole maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Board of Directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(nn)          Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses as currently conducted; and neither the Company nor its subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(oo)          Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear, to the knowledge of the Company, of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material trade secrets and confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Data”)) used in connection with their businesses, and, during the last three years, there have been (i) to the knowledge of the Company, no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, (ii) nor any incidents under internal review or investigations relating to the same, except in each case under Sections 3(oo)(i) and 3(oo)(ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of its IT Systems and Data, including the collection, storage, transfer (including, without limitation, any transfer across national borders), processing and/or use of Data and securing a valid legal basis for the foregoing, and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and the Company has implemented backup and disaster recovery technology consistent with applicable industry standards and practices.

(pp)          No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law, including, without limitation, Sections 291 and 291A of the Israel Penal Law, 5737-1977 and the rules and regulations thereunder; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(qq)          Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(rr)          No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, directors, officers or employees nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea Region of the Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries and predecessors have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ss)          No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(tt)          No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(uu)          No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the sale of the Shares by the Selling Shareholders hereunder, except for such rights as have been duly waived or not exercised.

(vv)          No Stabilization.  Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that would cause or result in any stabilization or manipulation of the price of the Shares. In addition, neither the Company nor any of its subsidiaries has engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law, 5728-1968, as amended and the regulations promulgated thereunder (the “Israeli Securities Law”) in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel, or has taken any other action which would violate the Securities Law.

(ww)          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx)          Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(yy)          Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans.

(zz)          Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.  The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(aaa)        No Ratings.  There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred shares issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(bbb)          Grants. Neither the Company nor any of its subsidiaries has received any funding, grants or subsidies from or on behalf of or under the authority of the Israel Innovation Authority of the Israeli Ministry of Economy and Industry, the Authority for Investment and Development of Industry and the Economy of the State of Israel of the Israeli Ministry of Economy and Industry, any other governmental or regulatory agency or authority or any bi- or multi-national grant program, framework or foundation.

(ccc)          Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the State of Israel. The Company has the power to submit, and pursuant to Section 18(b) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 18(c) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the transactions contemplated hereby in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18(c) hereof.

4.          Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally, and not jointly, represents and warrants to each Underwriter and the Company that:

(a)          Required Consents; Authority.  All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of (i) this Agreement, (ii) the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-Fact”) to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”), and (iii) the Custody Agreement, signed by such Selling Shareholder and Continental Stock Transfer & Trust Company, as custodian (the “Custodian”), relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”), and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained, except (i) such consents, approvals, authorizations and orders as have been obtained or made prior to the date of this Agreement and are in full force and effect, including such as have been already obtained under the Securities Act or the rules of The Nasdaq Global Market, (ii) such as have been already obtained or as may be required under state securities laws or the rules of FINRA and (iii) such consents, approvals, authorizations and orders for which a failure to obtain would not, individually or in the aggregate, reasonably be expected to materially impair the power or ability of such Selling Shareholder to perform its obligations under this Agreement,  the Power of Attorney or the Custody Agreement or to consummate the transactions contemplated hereby or thereby; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; this Agreement, the Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by such Selling Shareholder.

(b)          No Conflicts.  The execution, delivery and performance by such Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement, the sale of the Shares to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property, right or asset of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Shareholder (if such Selling Shareholder is a corporation, partnership, limited liability company or other entity or trust) or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Selling Shareholder, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the performance by such Selling Shareholder of its obligations under this Agreement.

(c)          Title to Shares.  Such Selling Shareholder has, and immediately prior to the Closing Date will have, good and valid title  to the Shares to be sold at the Closing Date by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of  Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(d)          No Stabilization.  Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e)          Pricing Disclosure Package.  The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Shareholder makes no representation or warranty with respect to any statements or omissions other than statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by or on behalf of such Selling Shareholder in response to a Company request for information for use in such Registration Statement or Prospectus, it being understood and agreed that the only such information furnished by such Selling Shareholder consists of the legal name and address of such Selling Shareholder and the information relating to its holdings of Ordinary Shares (and corresponding footnotes) under the caption “Principal and Selling Shareholders” in the Registration Statement and the Prospectus (the “Selling Shareholder Information”).

(f)          Issuer Free Writing Prospectus and Written Testing-the-Waters Communication.  The Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405).

(g)          Registration Statement and Prospectus.  As of the applicable effective date of the Registration Statement and any post-effective amendment thereto did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Shareholder makes no representation or warranty with respect to any statements or omissions other than statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by or on behalf of such Selling Shareholder in response to a Company request for information for use in such Registration Statement or Prospectus, it being understood and agreed that the only such information furnished by such Selling Shareholder consists the Selling Shareholder Information.

(h)          Material Information.  As of the date hereof and as of the Closing Date, the sale of the Shares by such Selling Shareholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(i)          No Unlawful Payments. Neither such Selling Shareholder nor, as applicable, any of its subsidiaries, nor any director, officer or employee of such Selling Shareholder or any of its subsidiaries nor, to the knowledge of such Selling Shareholder, any agent, affiliate or other person associated with or acting on behalf of such Selling Shareholder or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Such Selling Shareholder and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(j)          Compliance with Anti-Money Laundering Laws. As applicable, the operations of such Selling Shareholder and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where such Selling Shareholder or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Shareholder, threatened.

(i)          No Conflicts with Sanctions Laws.  The Selling Shareholder is not currently subject to any U.S. sanctions administered by OFAC and will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.  For the past three years, such Selling Shareholder and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in any dealings or  transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(j)          Organization and Good Standing.  Such Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization (to the extent such concept is applicable in such jurisdiction), as applicable.

(k)          ERISA. Such Selling Shareholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(l)          Lockup. On or prior to the date of the Prospectus, the Selling Shareholder has duly executed and delivered to the Company, for further delivery to the Underwriters, a lock-up agreement in the form attached hereto as Exhibit E.

(m)          Taxes.  Except for any withholding requirements as provided for in the Paying Agent Agreement, no transaction, stamp or other issuance or transfer taxes or duties, and assuming that the Underwriters are not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, then no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the State of Israel or to any political subdivision or authority thereof or therein in connection with (i) the sale and delivery of the Shares by the Selling Shareholders to the Underwriters, and the initial sale and delivery by the Underwriters of the Shares to purchasers thereof; (ii) the holding or transfer of the Shares; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(n)          No Transfer Taxes. Except as described in the Pricing Disclosure Package and the Prospectus, no Stamp Taxes are payable by or on behalf of the Underwriters in Israel, Japan or the United States or any political subdivision or taxing authority thereof or therein on or in connection with (A) the purchase by the Underwriters of the Shares in the manner contemplated by this Agreement, (B) the resale and delivery by the Underwriters of the Shares in the manner contemplated by this Agreement or (C) the execution and delivery of this Agreement and the consummation of any of the other transactions contemplated hereby.

Each of the Selling Shareholders represents and warrants that all of the Shares to be sold by such Selling Shareholders hereunder have been placed in custody under the Custody Agreement, and that such Selling Shareholder has duly executed and delivered the Power of Attorney.

Each of the Selling Shareholders specifically agrees that the Shares held in custody for such Selling Shareholder under the Custody Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, such Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

Any certificate signed by, or on behalf of, any of the Selling Shareholders and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Shares shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

Each Selling Shareholder has a reasonable basis for making each of the representations set forth in this Section 4. Each Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 9 hereof, counsels to the Company and counsels to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

5.          Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)          Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day following the date of this Agreement in such quantities as the Representative may reasonably request.

(b)          Delivery of Copies.  The Company will deliver, upon reasonable request and without charge, (i) to the Representative, two conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representative may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)          Amendments or Supplements, Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably object.

(d)          Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, or the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof, and (viii) of any filing, submission, or communication with, any notice, request, order from, or any proceeding initiated or threatened by, the regulatory authorities in Israel (including the Israeli Securities Authority) with respect to the offering or sale of the Shares or any related action taken pursuant to this Agreement.

(e)          Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f)          Blue Sky Compliance.  The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)          Earning Statement.  The Company will make generally available (which may be satisfied by filing with the Commission's Electronic Data Gathering, Analysis and Retrieval System (or any successor system, “EDGAR”)) to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)          Clear Market. For a period of 30 days after the date of the Prospectus (the “Lock-Up Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of Cantor; provided, however, that the Company may (A) offer, issue, sell and dispose of the Shares hereunder, (B) issue any Ordinary Shares pursuant to the exercise of warrants outstanding on the date of this Agreement as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (C) grant any options or other equity awards under the Company Stock Plans as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (D) issue any Ordinary Shares of the Company upon the exercise of options granted under Company Stock Plans as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (E) file a registration statement on Form S-8 (or equivalent forms) with respect to any securities issued or issuable pursuant to any Company Stock Plans as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (F) offer, issue, sell or dispose of any Ordinary Shares or other securities (including securities convertible into or exercisable or exchangeable for Ordinary Shares) in connection with any merger, acquisition, the assumption of an employee benefit plan in connection with a merger or acquisition, or a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, collaboration agreements, intellectual property license agreements, advisory agreements or other strategic transactions); provided that, in the case of clause (F), the aggregate number of Ordinary Shares or other securities (including Ordinary Shares into which such other securities are convertible or for which such other securities are exercisable or exchangeable) issued in all such transactions does not exceed ten percent (10%) of the outstanding Ordinary Shares of the Company immediately following the offering of the Shares pursuant to this Agreement, and provided further that each recipient of Ordinary Shares or other securities (including securities convertible into or exercisable or exchangeable for Ordinary Shares) offered, issued, sold or disposed of pursuant to clauses (B), (D) and (F) above executes and delivers to Cantor prior to such issuance, sale or disposition (as the case may be), to the extent not already executed and delivered by such recipients as of the date hereof, a lock-up agreement regarding such Ordinary Shares or other securities received and having substantially the same terms as the lock-up agreements described in Section 6(n) hereof for the remainder of the Lock-Up Period.

(i)          No Stabilization.  Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that would cause or result in any stabilization or manipulation of the price of the Ordinary Shares, including the Shares. In addition, neither the Company nor any of its subsidiaries will engage in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(j)          Enforce Lock-Up Agreements.  During the Lock-up Period, the Company will enforce all agreements between the Company and any of its securityholders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or any options or warrants or other rights to acquire Shares or any securities exchangeable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares, or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement.

(k)          Exchange Listing.  The Company will use its reasonable best efforts to maintain the listing of the Shares on The Nasdaq Global Market.

(l)          Reports.  During the Prospectus Delivery Period, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission, or the Israeli Securities Authority, if any, or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR.

(m)          Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)           Filings.  The Company will file (i) with the Commission such reports as may be required by Rule 463 under the Securities Act, and (ii) with the relevant regulatory authorities in Israel (including, to the extent relevant, the Israel Securities Authority and the Israeli registrar of companies) any required filing, declaration, listing, registration, report or submission, as may be required in accordance with the Securities Law, if any.

(o)          Emerging Growth Company.  The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period referred to in Exhibit E.

6.          Further Agreements of the Selling Shareholders.  Each of the Selling Shareholders further severally, and not jointly, covenants and agrees with each Underwriter that:

(a)          No Stabilization or Manipulation; Compliance with Regulation M.  Such Selling Shareholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and such Selling Shareholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. In addition, such Selling Shareholder will not engage in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(b)          Delivery of Forms W-8 and W-9.  Each Selling Shareholder shall deliver to the Representative prior to the Closing Date a properly completed and executed United States Internal Revenue Service Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person) (in each case, with required attachments), establishing a complete exemption from United States withholding tax.

(c)          Stamp Taxes. Each Selling Shareholder will bear and pay (or, in respect of any Stamp Tax for which the Underwriters may be initially liable, will promptly reimburse the same to the Underwriters) and will indemnify the Underwriters from and against, (i) any Stamp Taxes and (ii) any other taxes payable upon the payment for the Shares, including any taxes that may be withheld at source in accordance with the Paying Agent Agreement (including in the case of each of clauses (i) and (ii), any interest and penalties due and payable thereon) that are payable on, or in connection with, (A) the sale and delivery of the Shares by such Selling Shareholder or its nominees, agents or affiliates to the Underwriters, (B) the initial resale of the Shares by the Underwriters to subscribers or purchasers procured by the Underwriters pursuant to the offering of the Shares, (C) the execution, delivery and performance by it of this Agreement and (D) the consummation of the transactions contemplated by this Agreement.

(d)          Use of Proceeds. It will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance.

7.          Certain Agreements of the Underwriters.          Each Underwriter hereby represents and agrees that:

(a)          It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 5(c) above (including any electronic road show previously approved by the Company), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

(b)          It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided, further, that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)          It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Shareholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.          Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company and each of the Selling Shareholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)          Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission, the Israeli Securities Authority; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof, and with the Israeli Securities Authority; and all requests by the Commission and the Israeli Securities Authority for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)          Representations and Warranties.  The respective representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers and each of the Selling Shareholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)          No Material Adverse Change.  No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement the Pricing Disclosure Package and the Prospectus.

(d)          Officer’s Certificate.  The Representative shall have received on and as of the Closing Date, (i) a certificate of the chief financial officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representative (x) confirming that such officers have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(f) hereof are true and correct, (y) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (z) to the effect set forth in paragraphs (a), (b) and (c) above, and (ii) a certificate signed on behalf of each of the Selling Shareholders, in form and substance reasonably satisfactory to the Representative, (A) confirming that the representations of such Selling Shareholder set forth in Sections 4(g) hereof is true and correct and (B) confirming that the other representations and warranties of such Selling Shareholder in this agreement are true and correct and that the such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

(e)          Comfort Letters. On the date of this Agreement and on the Closing Date, (i) Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than two business days prior to the Closing Date, and (ii) the Company shall have furnished to the Representatives a certificate of the Company's chief financial officer, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, with respect to certain financial data contained in the Registration Statement, Preliminary Prospectus and Prospectus, providing "management comfort" with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(f)          Opinion and 10b-5 Statement of United States Counsel for the Company.  Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit B hereto.

(g)          Opinion and 10b-5 Statement of Israeli Counsel for the Company. Amit, Pollak, Matalon & Co., Israeli counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit C hereto.

(h)          Opinion of Intellectual Property Counsel for the Company. Yagod Morris & Associates, intellectual property counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit D hereto.

(i)          Opinion and 10b-5 Statement of United States Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Latham & Watkins LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information from the Company as they may reasonably request to enable them to pass upon such matters.

(j)          Opinion of Israeli Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date an opinion, addressed to the Underwriters, of Agmon & Co. Rosenberg Hacohen & Co., Israeli counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information from the Company as they may reasonably request to enable them to pass upon such matters.

(k)          No Legal Impediment to Issuance and Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign (including Israeli) governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign (including Israeli) court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(l)          Good Standing.  The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing (or its jurisdictional equivalent) of the Company in standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)          Exchange Listing.  The Shares to be delivered on the Closing Date shall have been approved for listing on The Nasdaq Global Market.

(n)          Additional Documents.  On or prior to the Closing Date, the Company and Selling Shareholders shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(o)          Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit E hereto, in the case of the lock-up agreements between you and the Selling Shareholders, shall be in full force and effect on the Closing Date.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.          Indemnification and Contribution.

(a)          Indemnification of the Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below.

(b)          Indemnification of the Underwriters by the Selling Shareholders.  Each of the Selling Shareholders severally, and not jointly, in proportion to the number of Shares to be sold by such Selling Shareholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, provided that such Selling Shareholder shall be liable only to the extent that such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing that constitutes Selling Shareholder Information expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or the Pricing Disclosure Package; provided, further, that the liability under this Section 9(b) and Section 9(e) of a Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Shares sold by such Selling Shareholder hereunder.

(c)          Indemnification of the Company and the Selling Shareholders.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Shareholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: [ ● ] under the caption “Underwriting.”

(d)          Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person, has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred, upon receipt from the Indemnified Person of a written request for payment thereof. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders shall be designated in writing by the Attorneys-in-Fact.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemni-fied Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person (such consent not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person, or which may adversely affect the reputation of the Indemnified Party.

(e)          Contribution.  If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (after deducting underwriter discounts and commissions but before deducting expenses) received by the Selling Shareholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)          Limitation on Liability.  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of paragraphs (e) and (f), (i) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) in no event shall any Selling Shareholder be required to contribute any amount in excess of, for each such Selling Shareholder, the amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Shares sold by such Selling Shareholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g)          Non-Exclusive Remedies.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.          Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

11.          Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State or Israeli authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or in Israel, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.          Defaulting Underwriter.

(a)          If, on the Closing Date any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Shareholders on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non‑defaulting Underwriters or the Company and the Selling Shareholders may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus and in any such other document or arrangement that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Shareholders shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company and the Selling Shareholders will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

13.          Payment of Expenses.

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any Stamp Taxes payable in that connection, including any costs associated with the Paying Agent Agreement; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (v) the cost of preparing share certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (provided that the amounts payable by the Company to the Underwriters pursuant to subsections (iv) and (vii) shall not exceed $25,000); (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors (provided, however, that the Underwriters and the Company shall each pay one-half of the cost of chartering any aircraft to be used in connection with the road show by both the Company and the Underwriters); and (ix) all expenses and application fees related to the listing of the Shares on The Nasdaq Global Market. For the avoidance of doubt, except as provided in this Section 13, Section 9 and Section 6(c) hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel and any Stamp Taxes payable on resale of any of the Shares by them.

(b)          If (i) this Agreement is terminated pursuant to Section 11, (ii) the Selling Shareholders for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 9 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

16.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.          Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.          Miscellaneous.

(a)          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representative c/o Cantor Fitzgerald & Co., 110 East 59th Street, 4th Floor, New York, NY 10022, Attn: General Counsel.  Notices to the Company shall be given to it at NANO-X IMAGING LTD, Communications Center, Neve-Ilan, Israel 9085000, Attn: Chief Financial Officer.

(b)          Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)          Submission to Jurisdiction, etc. The Company and each Selling Shareholder hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company and each Selling Shareholder irrevocably appoints CT Corporation System, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or any such Selling Shareholder, as the case may be, by the person serving the same to the address provided in Section 16(a) shall be deemed in every respect effective service of process upon the Company or such Selling Shareholder, as applicable, in any such suit or proceeding.  Each of the Company and each Selling Shareholder represents and warrants that such agent has agreed to act as such authorized agent for service of process, and the Company and each Selling Shareholder further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

(d)          Waiver of Immunity.  With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, the Company and each Selling Shareholder irrevocably waive, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, the Company and each Selling Shareholder waive any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

(e)          Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(f)          Payments. All payments made or deemed to be made by the Company or any of the Selling Shareholders to any of the Underwriters, their respective affiliates, directors and officers, or to any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income or similar taxes) imposed or levied by or on behalf of the State of Israel or any other jurisdiction from or through which payment is made by or on behalf of the Company or the Selling Shareholders and, in each case, or any political subdivision or any taxing authority thereof or therein unless any such taxes, duties, assessments or other governmental charges are required by law to be withheld or deducted.  In such event, the Company and the Selling Shareholders will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter, their respective affiliates, directors and officers, or to any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if any, as the case may be, of the amounts that would otherwise have been receivable in respect thereof.

(g)          Judgment Currency.  The obligation of the Company (solely with respect to its obligations under Section 9 hereof) or the Selling Shareholders in respect of any sum due to any Underwriter, their respective affiliates, directors and officers, or to any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if any, under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars (the “Judgment Currency”), not be discharged until the first business day, following receipt by such person of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such person may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such person hereunder, the Company (solely with respect to its obligations under Section 9 hereof) and the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such person against such loss.

(h)          Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18(h):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(i)          Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g.,www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j)          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(k)          Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NANO-X IMAGING LTD

By:
Name:
Title:

The SELLING SHAREHOLDERS named in Schedule 2, acting severally, and not jointly

By:
Name:
Title:

As Attorneys-in-Fact acting on
behalf of each of the Selling
Shareholders named in
Schedule 2 to this Agreement.

[Signature Page to Underwriting Agreement]

Accepted:  As of the date first written above

CANTOR FITZGERALD & CO.

For themselves and on behalf of the
Underwriters listed
in Schedule 1 hereto.

CANTOR FITZGERALD & CO.

By:
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Shares
Cantor Fitzgerald & Co.	[ ● ]
Oppenheimer & Co. Inc.	[ ● ]
BTIG LLC	[ ● ]
Berenberg Capital Markets, LLC.	[ ● ]
Ladenburg Thalmann & Co. Inc.	[ ● ]
LifeSci Capital LLC	[ ● ]

Total	[ ● ]

Schedule 2

Selling Shareholders	Number of Shares
[ ● ]	[ ● ]

Schedule 3

Subsidiaries

Nanox Japan Inc.
Nano-X Korea Inc.

ANNEX A

a.          Pricing Disclosure Package

[None.]

b.          Pricing Information Provided Orally by Underwriters

Public Offering price per share: $[ ● ]

Number of Shares: [ ● ]

ANNEX B

Written Testing-the-Waters Communications

[ ● ].

ANNEX C

NANO-X IMAGING LTD

Pricing Term Sheet

Public offering price per share: $[ ● ]

Number of Shares: [ ● ]

Exhibit A

EGC – Testing the waters authorization (to be delivered by the issuer to Cantor in email or letter form)

In reliance on Section 5(d) of the Securities Act of 1933, as amended (the “Act”), Nano-X Imaging Ltd. (the “Issuer”) hereby authorizes Cantor Fitzgerald & Co. (“Cantor”) and its affiliates and their respective employees, to engage on behalf of the Issuer in oral and written communications with potential investors that are “qualified institutional buyers”, as defined in Rule 144A under the Act, or institutions that are “accredited investors”, within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act, to determine whether such investors might have an interest in the Issuer’s contemplated public offering (“Testing-the-Waters Communications”).  A “Written Testing-the Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Cantor agrees that it shall not distribute any Written Testing-the-Waters Communication that has not been approved by the Issuer.

The Issuer represents that it is an “emerging growth company” as defined in Section 2(a)(19) of the Act (“Emerging Growth Company”) and agrees to promptly notify Cantor in writing if the Issuer hereafter ceases to be an Emerging Growth Company while this authorization is in effect.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify Cantor and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

Nothing in this authorization is intended to limit or otherwise affect the ability of Cantor and its affiliates and their respective employees, to engage in communications in which they could otherwise lawfully engage in the absence of this authorization, including, without limitation, any written communication containing only one or more of the statements specified under Rule 134(a) under the Act. This authorization shall remain in effect until the Issuer has provided Cantor a written notice revoking this authorization.  All notices as described herein shall be sent by email to the attention of [____] at [____], with copies to Wesley Holmes at Wesley.Holmes@LW.com.

Exhibit B

Form of Opinion of United States Counsel for the Company

[ ● ]

Exhibit C

Form of Opinion of Israeli Counsel for the Company

[ ● ]

Exhibit D

Form of Opinion of Intellectual Property Counsel for the Company

[ ● ]

Exhibit E

Form of Selling Shareholder Lock-Up

[ ● ]